Exhibit 23.01






               Consent of Independent Certified Public Accountants



     We have issued our report dated March 21, 2003 accompanying the consolidated financial statements of Nematron Corporation and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2002. We consent to the incorporation by reference in the Registration Statements of the Company on Forms S-3 (Registration No.'s 333-1314, 333-15959) and Forms S-8 (Registration No.'s 333-1136, 333-1138, and 333-12379) of the
aforementioned report.



Southfield, Michigan
March 28, 2003